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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of August 27, 2001 for the Collection Period of
July 1, 2001 through July 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	306,026,174.10
Discounted Principal Balance	220,595,473.96
Servicer Advances	1,666,018.57
Servicer Pay Ahead Balance	6,494,393.77
Maturity Advances Outstanding	—
Number of Current Contracts	18,902
Weighted Average Lease Rate	6.84%
Weighted Average Remaining Term	3.2
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Amount	70,761,436.91
Current Month Specified Reserve Fund Amount	59,387,207.00
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	67,629,478.88	1,095,750.00	68,725,228.88
Withdrawal Amount	(7,025,369.22)	—	(7,025,369.22)
Cash Capital Contribution
Transferor Excess	1,391,003.73		1,391,003.73

Reserve Fund Balance Prior to Release	61,995,113.39	1,095,750.00	63,090,863.39
Specified Reserve Fund Balance	58,291,457.00	1,095,750.00	59,387,207.00

Release to Transferor	3,703,656.39	—	3,703,656.39
Ending Reserve Fund Balance	58,291,457.00	1,095,750.00	59,387,207.00
Prior Cumulative Withdrawal Amount	5,870,076.88	—	5,870,076.88
Cumulative Withdrawal Amount	12,895,446.10	—	12,895,446.10
Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	67
Discounted Principal Balance		979,095.73
Net Liquidation Proceeds		(759,165.83)
Recoveries—Previously Liquidated Contracts		(91,975.11)

Aggregate Credit Losses for the Collection Period		127,954.79

Cumulative Credit Losses for all Periods		6,706,763.02

Repossessed in Current Period	14

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.35%
First Preceding Collection Period	0.64%
Current Collection Period	0.44%
Condition (i)i (Charge-off Rate)
Three Month Average	0.48%
Charge-off Rate Indicator (> 1.25%)	condition not met
Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	10.53%	1990	9.84%	30,123,918.88
61-90 Days Delinquent	0.66%	124	0.66%	2,008,982.98
Over 90 Days Delinquent	0.12%	23	0.13%	403,670.74

Total Delinquencies		2,137		32,536,572.60

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.27%
First Preceding Collection Period	0.38%
Current Collection Period	0.78%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.48%
Delinquency Percentage Indicator (> 1.25%)	condition not met
Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	3745	57,925,907.90

Net Liquidation Proceeds		(51,330,057.14)

Net Residual Value (Gain) Loss		6,595,850.76

Cumulative Residual Value (Gain) Loss all periods		*11,721,269.31

* Revised from amount reported on the certificate issued July 25, 2001.
Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	394	28	100.00%	13,082.39	14,400.44
First Preceding Collection Period	1,300	8,740	14.87%	13,535.01	15,166.74
Current Collection Period	3,745	10,228	36.62%	13,706.29	15,476.12
Three Month Average				13,620.16	15,324.25
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					88.88%
Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	36.62%	YES
b) Number of Scheduled Maturities > 500	10,228	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	88.88%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)	condition not met

Specified Reserve Fund Balance Calculation

The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate — Toyota Auto Lease Trust 1998-C
Distribution Date of August 27, 2001 for the Collection Period of July 1, 2001 through July 31, 2001

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	1,565,884.92
Net Investment Income	714,444.84
Non-recoverable Advances	(186,462.06)

Available Interest	2,093,867.70		2,059,472.67	—	1,601,183.42	274,596.36	183,692.89	34,395.03
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)		(2,246,270.75)	—	(1,914,848.75)	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—					—
Servicer's Fee	(332,498.82)		(324,208.17)					(8,290.65)
Capped Expenses	(27,239.69)		(26,560.49)					(679.20)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	(794,560.98)		(819,986.16)					25,425.18
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	—		(819,986.16)					25,425.18

Losses Allocable to Investors' Certificates:	(6,556,151.72)							(6,556,151.72)
Accelerated Principal Distribution:	—							—
Deposit to Reserve Fund:	1,391,003.73							(6,530,726.54)
Withdrawal from Reserve Fund:	7,025,369.22
Reimbursement/Deposit from Transferor Prin:	1,716,347.21
Net withdrawal from the Reserve Fund:	5,634,365.49
Principal:
Current Loss Amount	(6,723,805.55)		(6,556,151.72)	—	(6,556,151.72)	—	—		(167,653.83)
Loss Reimbursement from Transferor	350,768.66		350,768.66	—	350,768.66	—	—	(350,768.66)
Loss Reimbursement from Reserve Fund	6,205,383.06		6,205,383.06	—	6,205,383.06	—	—

Total	(167,653.83)		—	—	—	—	—		(167,653.83)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution — Current Period	—	—	—	—	—	—		—
Allocations — Current Period	91,088,407.97		91,088,407.97	—	91,088,407.97	—	—
Allocations — Accelerated Principal Distribution	—		—	—	—	—	—
Allocations — Not Disbursed Beginning of Period	156,950,193.71		156,950,193.71	—	156,950,193.71	—	—
Allocations — Not Disbursed End of Period	248,038,601.68		248,038,601.68	—	248,038,601.68	—	—
Interest Distributions/Allocations:
Distribution — Current Period	—		—	—	—	—	—		—
Allocations — Current Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Allocations — Not Disbursed Beginning of Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Allocations — Not Disbursed End of Period	5,057,380.34		5,057,380.34	—	3,829,697.50	662,844.00	564,838.84
Due To Trust — Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	(5,634,365.49)
Due To Trust	92,902,653.30		92,902,653.30	—	92,447,795.48	236,162.69	218,695.13	—	—

Total Due To Trust	87,268,287.81		92,902,653.30	—	92,447,795.48	236,162.69	218,695.13	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of August 27, 2001 for the Collection
Period of July 1, 2001 through July 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B		Transferor Interest
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%		25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	398,998,583.11
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	398,998,583.11
Discounted Principal Balance	324,853,719.88
Notional/Certificate Balance			546,000,000.00		—		424,500,000.00		72,800,000.00		48,700,000.00	9,948,776.82
Adjusted Notional/Certificate Balance			389,049,806.29		—		267,549,806.29		72,800,000.00		48,700,000.00	9,948,776.82
Percent of ANIV			97.51%		0.00%		67.06%		18.25%		12.21%	2.49%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,981,087.74
Servicer Pay Ahead Balance	3,635,842.82
Number of Current Contracts	24,792
Weighted Average Lease Rate	6.79%
Weighted Average Remaining Term	3.3
Pool Data Current Month
Aggregate Net Investment Value	306,026,174.10
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	306,026,174.10
Discounted Principal Balance	220,595,473.96
Notional/Certificate Balance			546,000,000.00		0.00		424,500,000.00		72,800,000.00		48,700,000.00	8,064,775.78
Adjusted Notional/Certificate Balance			297,961,398.32		0.00		176,461,398.32		72,800,000.00		48,700,000.00	8,064,775.78
Percent of ANIV			97.36%		0.00%		57.66%		23.79%		15.91%	2.64%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,666,018.57
Servicer Pay Ahead Balance	6,494,393.77
Number of Current Contracts	18,902
Weighted Average Lease Rate	6.84%
Weighted Average Remaining Term	3.2
Prior Certificate Interest Payment Date	June 25, 2001
Next Certificate Interest Payment Date	September 25, 2001		** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		3,718,062.99
Prepayments in Full	2036	29,709,235.07

Reallocation Payment	42	640,107.32

Interest Collections		1,565,884.92
Net Liquidation Proceeds and Recoveries		851,140.94
Net Liquidation Proceeds—Vehicle Sales		51,330,057.14
Non-Recoverable Advances		(186,462.06)

Total Available		87,628,026.32
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	190,677.83
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	332,498.82
Servicer's Fee Paid	332,498.82
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	38,591.68

Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of August 27, 2001 for the Collection Period of
July 1 through July 31, 2001

	Class A1	Class A2	Class A3	Class B	Total Class
	Balance	Balance	Balance	Balance	Balance
Interest Rate
Three Month LIBOR +		0.27%	0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance		424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00
Interest Payments
Class Interest Rate for Current Interest Period
Interest Calculation for Current Interest Period					—
At Certificate Payment Date:
Paid to Swap Counterparty —					—
Due to Swap Counterparty —					—
Proration % 0.00%
Interest Due to Investors					—
Interest Payment to Investors					—
Net Settlement due to / (receive by) Swap Counterparty					—
Total Payment to Investors (Principal and Interest)					—
Swap Shortfall
Prior Swap Interest Shortfall Carryover	—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period	—	—	—	—	—
Swap Swap Interest Shortfall Carryover	—	—	—	—	—
Interest Reset
Interest Rate		4.00875%	4.05875%	5.73875%
Number of Days		92	92	92	0
Interest for Succeeding Certificate Payment Date	—	4,348,825.63	755,107.89	714,219.32	5,818,152.84

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of August 27, 2001 for the Collection Period of July 1, 2001 through July 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate — Toyota Auto Lease Trust 1998-C Distribution Date of August 27, 2001 for the Collection Period of July 1, 2001 through July 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of August 27, 2001 for the Collection Period of July 1, 2001 through July 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of August 27, 2001 for the Collection Period of July 1 through July 31, 2001